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Exhibit 11        UNITED NATURAL FOODS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

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
                                                                    THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                        JANUARY 31,                  JANUARY 31,
                                                                        -----------                  -----------
                                                                    1996           1997          1996           1997
                                                                    ----           ----          ----           ----
Primary:

      Weighted average shares outstanding                         8,713,100     12,138,051     8,713,100     10,415,373

      Net effect of dilutive stock options and stock
          warrants based upon the treasury stock method
          using the initial public offering price for 1996
          periods and average stock price for 1997 periods        1,421,593        273,174     1,421,593        264,290
                                                                ------------   ------------  ------------   ------------
      Total                                                      10,134,693     12,411,226    10,134,693     10,679,663
                                                                ============   ============  ============   ============

      Net Income                                                 $1,109,060     $1,250,541      $478,533     $2,637,575
                                                                ============   ============  ============   ============

      Per share amount                                                $0.11          $0.10         $0.05          $0.25
                                                                ============   ============  ============   ============


Fully diluted:

      Weighted average shares outstanding                         8,713,100     12,138,051     8,713,100     10,415,373

      Net effect of dilutive stock options and stock
          warrants based upon the treasury stock method
          using the initial public offering price for 1996
          periods and period end stock price if higher
          than average stock price for 1997 periods               1,421,593        273,174     1,421,593        264,290
                                                                ------------   ------------  ------------   ------------
      Total                                                      10,134,693     12,411,226    10,134,693     10,679,663
                                                                ============   ============  ============   ============

      Net Income                                                 $1,109,060     $1,250,541      $478,533     $2,637,575
                                                                ============   ============  ============   ============

      Per share amount                                                $0.11          $0.10         $0.05          $0.25
                                                                ============   ============  ============   ============
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